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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 of the Registration Statement (Form S-4, No. 333-104472) and related Prospectus of Citizens Banking Corporation for the registration of $125,000,000 of subordinated notes and to the incorporation by reference therein of our report dated January 16, 2003, with respect to the consolidated financial statements of Citizens Banking Corporation incorporated by reference in Amendment No. 1 of the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP

Detroit, Michigan
June 4, 2003